EXHIBIT 99.1
NEWS RELEASE
LivaNova Reports Fourth-Quarter and Full-Year 2025 Results; Issues 2026 Guidance
–Delivered double-digit reported and organic revenue growth and continued operating margin expansion for full-year 2025
–Issued full-year 2026 guidance, including constant-currency revenue growth between 6.0% and 7.0% and adjusted diluted earnings per share in the range of $4.15 to $4.25
–Received increased provider reimbursement from U.S. Centers for Medicare & Medicaid Services for VNS Therapy for Drug-Resistant Epilepsy procedures, effective Jan. 1, 2026, significantly reducing a known barrier to procedure penetration
–Received U.S. Food and Drug Administration approval for cloud-based digital health platform
LONDON, FEB. 25, 2026 — LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology company, today reported fourth-quarter and full-year 2025 results and issued full-year 2026 guidance.
Financial Summary and Highlights(1)
•Fourth-quarter revenue of $360.9 million increased 12.1% on a reported basis and 9.5% on both a constant-currency and organic basis as compared to the prior-year period
•Fourth-quarter U.S. GAAP diluted earnings per share of $0.56 and adjusted diluted earnings per share of $0.86
•Full-year 2025 revenue of $1.39 billion increased 10.7% on a reported basis, 9.7% on a constant-currency basis, and 10.7% on an organic basis as compared to the prior year
•Full-year 2025 U.S. GAAP diluted loss per share of $4.45, impacted by recording the SNIA environmental liability expense of $365.6 million, and adjusted diluted earnings per share of $3.90
•Full-year 2025 net cash provided by operating activities of $254.3 million and adjusted free cash flow of $183.3 million
•Expects full-year 2026 revenue to grow between 6.0% and 7.0% on a constant-currency basis. Adjusted diluted earnings per share for 2026 is expected to be in the range of $4.15 to $4.25. Adjusted free cash flow is expected to be in the range of $160 million to $180 million
•Received increased provider reimbursement from U.S. Centers for Medicare & Medicaid Services for VNS Therapy™ for Drug-Resistant Epilepsy (DRE). Effective Jan. 1, 2026, provider reimbursement for VNS
(1) Constant-currency percent change, organic revenue percent change, adjusted diluted earnings per share, and adjusted free cash flow are non-GAAP measures. Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. Organic revenue percent change excludes the impact of acquisitions, divestitures, and currency translation effects. For an explanation of these and other non-GAAP measures used in this news release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this news release. As discussed in the section entitled "Use of Non-GAAP Financial Measures" below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this paragraph to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.

Therapy DRE procedures under Medicare significantly increased, with hospital outpatient payments rising by approximately 48% for new patient implants and 47% for end-of-service procedures versus 2025 rates
•Received U.S. Food and Drug Administration approval for the Company's cloud-based digital health platform, establishing the foundation to deliver greater convenience and deeper insights throughout the DRE patient journey
•Appointed Lucile Blaise as Global Head of Commercialization, Obstructive Sleep Apnea (OSA), effective Dec. 1, 2025
•In January 2026, announced the publication of the RECOVER durability manuscript in The International Journal of Neuropsychopharmacology, demonstrating durable outcomes through 24 months for adjunctive VNS Therapy in Treatment-Resistant Depression patients, including approximately 80% of patients maintaining clinically meaningful benefit

“In 2025, LivaNova delivered double‑digit revenue growth, meaningful operating margin expansion, and robust cash generation, reflecting strong execution in both our Cardiopulmonary and Epilepsy businesses,” said Vladimir Makatsaria, Chief Executive Officer of LivaNova. “We also advanced key innovation programs that strengthen the foundation for our future. Looking to 2026, our guidance is aligned with the medium-term outlook outlined at our November 2025 Investor Day, reflecting healthy performance in our core businesses while investing behind our differentiated OSA opportunity. We are leveraging the strength of the core to enter a high‑growth, high‑margin OSA market to drive sustainable, accelerated top‑line and bottom‑line growth for the enterprise. With disciplined capital allocation and a capable team, we are well positioned for 2026 and the years ahead.”
Fourth-Quarter 2025 Results
The following table summarizes revenue by segment (in millions):

	Three Months Ended December 31,		% Change	Constant-Currency % Change
	2025	2024
Cardiopulmonary	$206.6	$181.7	13.7%	9.9%
Neuromodulation	152.7	137.6	11.0%	9.9%
Other Revenue (1)	1.6	2.5	(36.3)%	(41.7)%
Total Net Revenue	$360.9	$321.8	12.1%	9.5%
Less: ACS (2)	—	0.1	(100.0)%	100.0%
Total Organic Net Revenue	$360.9	$321.7	N/A	9.5%
(1)“Other Revenue” includes rental and site services income not allocated to segments. In addition, for 2024, “Other Revenue” includes revenue from the Company’s former ACS reportable segment.
(2)Includes the results from the wind-down portion of the Company’s former ACS reportable segment.
•Numbers may not add precisely due to rounding.

Fourth-quarter 2025 Cardiopulmonary revenue increased 13.7% on a reported basis and 9.9% on a constant-currency basis versus the fourth quarter of 2024 with growth across all regions, driven by strong consumables demand and Essenz™ Perfusion System sales.
Fourth-quarter 2025 Neuromodulation revenue increased 11.0% on a reported basis and 9.9% on a constant-currency basis versus the fourth quarter of 2024 with growth across all regions.
Earnings Analysis
On a U.S. GAAP basis, fourth-quarter 2025 operating income was $42.6 million, as compared to operating income of $37.0 million for the fourth quarter of 2024. Adjusted operating income for the fourth quarter of 2025 was $63.8 million, as compared to adjusted operating income of $55.6 million for the fourth quarter of 2024.
On a U.S. GAAP basis, fourth-quarter 2025 diluted earnings per share was $0.56, as compared to diluted earnings per share of $1.02 in the fourth quarter of 2024. Fourth-quarter 2025 adjusted diluted earnings per share was $0.86, as compared to adjusted diluted earnings per share of $0.81 in the fourth quarter of 2024.
Full-Year 2025 Results
The following table summarizes revenue by segment (in millions):

	Year Ended December 31,		% Change	Constant-Currency % Change
	2025	2024
Cardiopulmonary	$785.4	$683.5	14.9%	13.3%
Neuromodulation	592.8	554.2	7.0%	6.6%
Other Revenue (1)	9.9	15.7	(37.2)%	(40.1)%
Total Net Revenue	$1,388.1	$1,253.4	10.7%	9.7%
Less: ACS (2)	—	11.6	(100.0)%	100.0%
Total Organic Net Revenue	$1,388.1	$1,241.8	N/A	10.7%
(1)"Other Revenue" includes rental and site services income not allocated to segments. In addition, for 2024, “Other Revenue” includes revenue from the Company’s former ACS reportable segment
(2)Includes the results from the wind-down portion of the Company's former ACS reportable segment.
•Numbers may not add precisely due to rounding.

Full-year 2025 Cardiopulmonary revenue increased 14.9% on a reported basis and 13.3% on a constant-currency basis versus full-year 2024 with growth across all regions, driven by Essenz Perfusion System sales and strong consumables demand as well as market share gains.

Full-year 2025 Neuromodulation revenue increased 7.0% on a reported basis and 6.6% on a constant-currency basis versus full-year 2024 with growth across all regions.
Earnings Analysis
On a U.S. GAAP basis, full-year 2025 operating income was $199.4 million, as compared to operating income of $129.1 million for full-year 2024. Adjusted operating income for full-year 2025 was $286.1 million, as compared to adjusted operating income of $239.2 million for full-year 2024.
On a U.S. GAAP basis, full-year 2025 diluted loss per share was $4.45, impacted by recording the SNIA environmental liability expense of $365.6 million, as compared to diluted earnings per share of $1.16 for full-year 2024. Full-year 2025 adjusted diluted earnings per share was $3.90, as compared to adjusted diluted earnings per share of $3.38 for full-year 2024.
Full-Year 2026 Guidance
LivaNova expects full-year 2026 revenue to grow between 6.0% and 7.0% on a constant-currency basis. Foreign currency is expected to be a tailwind of approximately 1.0% based on current exchange rates.
Adjusted diluted earnings per share for 2026 is expected to be in the range of $4.15 to $4.25, assuming a share count of approximately 56 million for full-year 2026. In 2026, the Company estimates that adjusted free cash flow will be in the range of $160 million to $180 million.
As discussed in the section entitled "Use of Non-GAAP Financial Measures" below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this section to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.
Webcast and Conference Call Instructions
The Company will host a live audiocast at 1 p.m. London time (8 a.m. Eastern Standard Time) on Wed., Feb. 25, 2026 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial
+1 833 470 1428 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 901145. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience with a vision to change the trajectory of lives for a new day. Through ingenious medical solutions in select neurological and cardiac conditions, LivaNova strives to ignite patient turnarounds. Headquartered in London, with approximately 3,300 employees and a presence in more than 100 countries, LivaNova serves patients, healthcare professionals, and healthcare systems worldwide. For more information, please visit www.livanova.com.
Use of Non-GAAP Financial Measures
To supplement financial measures presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP or GAAP), management has disclosed certain additional measures not presented in accordance with GAAP known as “non-GAAP financial measures” or “adjusted financial measures.” Company management uses these non-GAAP measures to monitor the Company’s operational performance and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operational performance measures as prescribed by GAAP.
In this news release, the Company refers to revenue and percentage change in revenue on a comparable, constant-currency, and organic basis. Company management believes that these non-GAAP measures provide a useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency percent change measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period. Organic revenue percent change excludes the impact of acquisitions, divestitures, and currency translation effects.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance excludes items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. Adjusted free cash flow is defined as net cash provided by operating activities less cash used for the purchase of property, plant, and equipment excluding the impact of 3T litigation settlement payments, cybersecurity incident insurance proceeds, SNIA environmental liability and related financing costs, and gains related to dividends received from investments and further adjusted as needed for other charges, expenses, or gains that may not be indicative of the Company’s operational performance. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives, and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes, or other tax matters. Accordingly, the Company does not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.
Adjusted financial measures such as organic revenue, adjusted cost of sales, adjusted gross profit, adjusted selling, general, and administrative expense, adjusted research and development expense, adjusted other operating expense, adjusted operating income, adjusted income before income tax, adjusted income tax expense, adjusted net income, and adjusted diluted earnings per share are measures that LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and in the design of incentive compensation plans. Additionally, the Company uses the non-GAAP liquidity measure adjusted free cash flow. The Company believes that the presentation of these adjusted financial measures allows investors to evaluate the Company’s operational performance for different periods on a more comparable and consistent basis, and with other medical technology companies by adjusting for items that are not related to the operational performance of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this news release, other than statements of historical or current fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events, and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, forward-looking statements can be identified by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and shareholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this news release, and include, but are not limited to, the following risks and uncertainties: volatility in the global market and worldwide economic conditions; adverse changes in export and import costs and other trade restrictions as well as uncertainty over global tariffs; risks relating to supply chain pressures; failure to protect, maintain, or upgrade LivaNova’s IT systems or products, or safeguard against cybersecurity incidents, service disruptions, or data corruption; costs of complying with privacy and security of personal information requirements and laws; changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; risks related to AI integration and regulation; failure of investments, alliances, acquisitions, or divestitures to achieve expected returns; failure to maintain appropriate working relationships with healthcare professionals to aid in the continuing development of products; the risk of quality issues and the impacts thereof; risks relating to recalls, replacement of inventory, enforcement actions, or product liability claims; failure to comply with, or changes in, laws, regulations, or administrative practices affecting government regulation of the Company’s products; failure to retain talent, maintain an effective succession plan, and negotiate successfully with local works councils; failure to obtain or maintain approvals, clearance, or reimbursement in relation to the Company’s products; unfavorable results from clinical studies or failure to meet milestones; global healthcare policy changes that may lead to restricted access and pricing as well as payback requirements and limited reimbursement; failure to comply with rules relating to healthcare goods and services as well as anti-bribery laws; the unfavorable impact of pending or existing climate change; product liability, intellectual property, shareholder-related, environmental-related, income tax, and other litigation, disputes, losses, and costs, including in the case of the Company’s 3T Heater-Cooler litigation; risks associated with environmental laws and regulations as well as environmental liabilities, violations, and litigation, including in the case of Saluggia and SNIA; failure to protect the Company’s proprietary intellectual property; changes in tax laws and regulations, including exposure to additional income tax liabilities; risks relating to the Company’s indebtedness; risks associated with potential government shutdowns; the potential for impairments of intangible assets, goodwill, and other long-lived assets; risks associated with public health crises; risks associated with shareholder activism; effectiveness of the Company’s internal controls over financial reporting; changes in the Company’s profitability and/or failure to manage costs and expenses; fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; and other unknown or unpredictable factors that could harm the Company’s financial performance.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the U.S. Securities and Exchange Commission by LivaNova.
Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date of this news release. The Company undertakes no obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If LivaNova updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.
VNS Therapy and Essenz are trademarks of LivaNova USA, Inc.
Briana Gotlin
Vice President, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE - UNAUDITED
(U.S. dollars in millions)
	Three Months Ended December 31,
	2025	2024	% Change	Constant-Currency % Change
Cardiopulmonary
U.S.	$71.8	$64.5	11.4%	11.4%
Europe (1)	57.4	47.6	20.6%	10.4%
Rest of World (1)	77.3	69.5	11.2%	8.1%
	206.6	181.7	13.7%	9.9%
Neuromodulation
U.S.	119.7	110.5	8.3%	8.3%
Europe (1)	17.6	14.0	25.7%	18.7%
Rest of World (1)	15.5	13.1	18.0%	14.0%
	152.7	137.6	11.0%	9.9%
Other Revenue (2)	1.6	2.5	(36.3)%	(41.7)%
Totals
U.S.	191.5	175.1	9.4%	9.4%
Europe (1)	75.0	61.6	21.7%	12.3%
Rest of World (1)	94.4	85.1	10.9%	7.6%
	$360.9	$321.8	12.1%	9.5%

(1)"Europe" includes the UK, Germany, France, Italy, the Netherlands, Spain, Belgium, Poland, Sweden, Switzerland, Austria, Norway, Portugal, Finland, and Denmark. Excluding Europe and the U.S., "Rest of World" includes all other countries where LivaNova operates.
(2)"Other Revenue" includes rental and site services income not allocated to segments. In addition, for 2024, “Other Revenue” includes revenue from the Company’s former ACS reportable segment.
•    Numbers may not add precisely due to rounding.

LIVANOVA PLC
NET REVENUE - UNAUDITED
(U.S. dollars in millions)
	Year Ended December 31,
	2025	2024	% Change	Constant-Currency % Change
Cardiopulmonary
U.S.	$275.9	$242.5	13.8%	13.8%
Europe (1)	201.0	168.0	19.7%	14.1%
Rest of World (1)	308.5	273.0	13.0%	12.4%
	785.4	683.5	14.9%	13.3%
Neuromodulation
U.S.	463.6	441.0	5.1%	5.1%
Europe (1)	65.0	54.9	18.4%	13.8%
Rest of World (1)	64.2	58.3	10.1%	11.2%
	592.8	554.2	7.0%	6.6%
Other Revenue (2)	9.9	15.7	(37.2)%	(40.1)%
Totals
U.S.	739.6	695.1	6.4%	6.4%
Europe (1)	269.2	220.0	22.3%	16.8%
Rest of World (1)	379.3	338.3	12.1%	11.7%
	$1,388.1	$1,253.4	10.7%	9.7%

(1)"Europe" includes the UK, Germany, France, Italy, the Netherlands, Spain, Belgium, Poland, Sweden, Switzerland, Austria, Norway, Portugal, Finland, and Denmark. Excluding Europe and the U.S., "Rest of World" includes all other countries where LivaNova operates.
(2)"Other Revenue" includes rental and site services income not allocated to segments. In addition, for 2024, “Other Revenue” includes revenue from the Company’s former ACS reportable segment.
•    Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,
	2025	2024
Net revenue	$360.9	$321.8
Cost of sales	121.1	107.5
Gross profit	239.8	214.4
Operating expenses:
Selling, general, and administrative	143.4	130.6
Research and development	52.1	43.3
Other operating expense	1.7	3.4
Operating income	42.6	37.0
SNIA environmental liability expense	(1.7)	—
Interest expense	(10.9)	(15.8)
Foreign exchange and other income/(expense)	(2.3)	35.2
Income before income tax	27.6	56.5
Income tax (benefit) expense	(3.3)	0.6
Net income	$30.9	$55.9

Basic income per share	$0.57	$1.03
Diluted income per share	$0.56	$1.02

Weighted average common shares outstanding:
Basic	54.6	54.4
Diluted	55.5	54.7
•    Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts) - Unaudited

	Three Months Ended December 31,
	2025	2024
Adjusted SG&A	$130.6	$122.0
Adjusted R&D	49.1	40.3
Adjusted operating income	63.8	55.6
Adjusted net income	47.7	44.2
Adjusted diluted earnings per share	$0.86	$0.81

Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Three Months Ended December 31,		Adjusted Three Months Ended December 31,
	2025	2024	2025	2024
Gross profit	66.4%	66.6%	67.5%	67.7%
SG&A	39.7%	40.6%	36.2%	37.9%
R&D	14.4%	13.5%	13.6%	12.5%
Operating income	11.8%	11.5%	17.7%	17.3%
Net income	8.6%	17.4%	13.2%	13.7%
Income tax rate	(11.9)%	1.0%	24.3%	19.8%

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Year Ended December 31,
	2025	2024
Net revenue	$1,388.1	$1,253.4
Cost of sales	448.2	400.0
Gross profit	939.9	853.5
Operating expenses:
Selling, general, and administrative	548.8	508.9
Research and development	185.8	182.5
Other operating expense	5.9	33.0
Operating income	199.4	129.1
SNIA environmental liability expense	(365.6)	—
Interest expense	(49.3)	(63.1)
Loss on debt extinguishment	(2.7)	(25.5)
Foreign exchange and other income/(expense)	(2.7)	47.8
(Loss) income before income tax	(220.8)	88.3
Income tax expense	21.6	25.1
Loss from equity method investments	(0.1)	—
Net (loss) income	($242.5)	$63.2

Basic (loss) income per share	($4.45)	$1.17
Diluted (loss) income per share	($4.45)	$1.16

Weighted average common shares outstanding:
Basic	54.5	54.2
Diluted	54.5	54.6
•    Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts) - Unaudited

	Year Ended December 31,
	2025	2024
Adjusted SG&A	$490.5	$451.7
Adjusted R&D	176.2	171.2
Adjusted operating income	286.1	239.2
Adjusted net income	214.6	184.3
Adjusted diluted earnings per share	$3.90	$3.38

Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Year Ended December 31,		Adjusted Year Ended December 31,
	2025	2024	2025	2024
Gross profit	67.7%	68.1%	68.6%	68.8%
SG&A	39.5%	40.6%	35.3%	36.0%
R&D	13.4%	14.6%	12.7%	13.7%
Operating income	14.4%	10.3%	20.6%	19.1%
Net (loss) income	(17.5)%	5.0%	15.5%	14.7%
Income tax rate	(9.8)%	28.4%	23.1%	21.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Non-GAAP Adjustments
Three Months Ended December 31, 2025	GAAP Financial Measures	Depreciation and Amortization Expenses (1)	Divestiture Related Items (2)	Financing Related Items (3)	Contingent Consideration (4)	Certain Legal & Regulatory Costs (5)	Share-based Compensation Costs (6)	Certain Tax Adjustments (7)	Adjusted Financial Measures
Cost of sales	$121.1	($1.8)	$—	$—	($1.4)	$—	($0.5)	$—	$117.5
Gross profit percent	66.4%	0.5%	—%	—%	0.4%	—%	0.1%	—%	67.5%
Selling, general, and administrative	143.4	(2.6)	—	—	—	(2.8)	(7.4)	—	130.6
Selling, general, and administrative as a percent of net revenue	39.7%	(0.7)%	—%	—%	—%	(0.8)%	(2.0)%	—%	36.2%
Research and development	52.1	—	—	—	(1.0)	(0.6)	(1.5)	—	49.1
Research and development as a percent of net revenue	14.4%	—%	—%	—%	(0.3)%	(0.2)%	(0.4)%	—%	13.6%
Other operating expense	1.7	—	—	—	—	(1.7)	—	—	—
Operating income	42.6	4.4	—	—	2.4	5.1	9.4	—	63.8
Operating margin percent	11.8%	1.2%	—%	—%	0.7%	1.4%	2.6%	—%	17.7%
Net income	30.9	4.4	(4.1)	16.6	2.4	6.8	9.4	(18.6)	47.7
Net income as a percent of net revenue	8.6%	1.2%	(1.1)%	4.6%	0.7%	1.9%	2.6%	(5.2)%	13.2%
Diluted EPS	$0.56	$0.08	($0.07)	$0.30	$0.04	$0.12	$0.17	($0.34)	$0.86

GAAP results for the three months ended December 31, 2025 include:
(1) Depreciation and amortization associated with purchase price accounting
(2) Gain on sale of asset
(3) Mark-to-market adjustments for the 2025 and 2029 Notes embedded and capped call derivatives and non-cash interest expense
(4) Remeasurement of contingent consideration related to the ImThera acquisition
(5) 3T Heater-Cooler defense legal expenses, SNIA environmental liability, and Saluggia site remediation provision
(6) Non-cash expenses associated with share-based compensation costs
(7) The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Non-GAAP Adjustments
Three Months Ended December 31, 2024	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Investment Related Items (3)	Financing Related Items (4)	Contingent Consideration (5)	Certain Legal & Regulatory Costs (6)	Share-based Compensation Costs (7)	Certain Tax Adjustments (8)	Adjusted Financial Measures
Cost of sales	$107.5	$—	($1.7)	$—	$—	($1.6)	$—	($0.3)	$—	$103.9
Gross profit percent	66.6%	—%	0.5%	—%	—%	0.5%	—%	0.1%	—%	67.7%
Selling, general, and administrative	130.6	—	(2.6)	—	—	—	(0.3)	(5.8)	—	122.0
Selling, general, and administrative as a percent of net revenue	40.6%	—%	(0.8)%	—%	—%	—%	(0.1)%	(1.8)%	—%	37.9%
Research and development	43.3	—	—	—	—	(1.4)	(0.8)	(0.9)	—	40.3
Research and development as a percent of net revenue	13.5%	—%	—%	—%	—%	(0.4)%	(0.2)%	(0.3)%	—%	12.5%
Other operating expense	3.4	(0.5)	—	—	—	—	(2.9)	—	—	—
Operating income	37.0	0.5	4.2	—	—	3.0	4.0	6.9	—	55.6
Operating margin percent	11.5%	0.2%	1.3%	—%	—%	0.9%	1.2%	2.2%	—%	17.3%
Net income	55.9	0.5	4.2	(7.1)	(12.8)	3.0	4.0	6.9	(10.3)	44.2
Net income as a percent of net revenue	17.4%	0.2%	1.3%	(2.2)%	(4.0)%	0.9%	1.2%	2.2%	(3.2)%	13.7%
Diluted EPS	$1.02	$0.01	$0.08	($0.13)	($0.23)	$0.05	$0.07	$0.13	($0.19)	$0.81

GAAP results for the three months ended December 31, 2024 include:
(1) Restructuring expenses related to organizational changes
(2) Depreciation and amortization associated with purchase price accounting
(3) Gain on investment revaluation of Ceribell, Inc.
(4) Mark-to-market adjustments for the 2025 and 2029 Notes embedded and capped call derivatives, interest expense on the Term Facilities, non-cash interest expense on the 2025 and 2029 Notes and Revolving Credit Facility, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
(5) Remeasurement of contingent consideration related to ImThera acquisition
(6) Legal expenses primarily related to 3T Heater-Cooler defense, 3T Heater-Cooler litigation provision, cybersecurity incident costs net of insurance reimbursement, and Medical Device Regulation ("MDR") costs
(7) Non-cash expenses associated with share-based compensation costs
(8) The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Non-GAAP Adjustments
Year Ended December 31, 2025	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Divestiture Related Items (3)	Investment Related Items (4)	Financing Related Items (5)	Contingent Consideration (6)	Certain Legal & Regulatory Costs (7)	Share-based Compensation Costs (8)	Certain Tax Adjustments (9)	Adjusted Financial Measures
Cost of sales	$448.2	$—	($7.1)	$—	$—	$—	($4.2)	$—	($1.7)	$—	$435.2
Gross profit percent	67.7%	—%	0.5%	—%	—%	—%	0.3%	—%	0.1%	—%	68.6%
Selling, general, and administrative	548.8	—	(10.2)	—	—	—	—	(20.3)	(27.7)	—	490.5
Selling, general, and administrative as a percent of net revenue	39.5%	—%	(0.7)%	—%	—%	—%	—%	(1.5)%	(2.0)%	—%	35.3%
Research and development	185.8	—	0.2	—	—	—	(3.6)	0.8	(6.9)	—	176.2
Research and development as a percent of net revenue	13.4%	—%	—%	—%	—%	—%	(0.3)%	0.1%	(0.5)%	—%	12.7%
Other operating expense	5.9	0.2	—	—	—	—	—	(6.1)	—	—	—
Operating income	199.4	(0.2)	17.1	—	—	—	7.9	25.6	36.3	—	286.1
Operating margin percent	14.4%	—%	1.2%	—%	—%	—%	0.6%	1.8%	2.6%	—%	20.6%
Net (loss) income	(242.5)	(0.2)	17.1	(4.1)	4.2	47.5	7.9	391.1	36.3	(42.7)	214.6
Net (loss) income as a percent of net revenue	(17.5)%	—%	1.2%	(0.3)%	0.3%	3.4%	0.6%	28.2%	2.6%	(3.1)%	15.5%
Diluted EPS (10)	($4.45)	$—	$0.31	($0.08)	$0.08	$0.86	$0.14	$7.11	$0.66	($0.78)	$3.90

GAAP results for the year ended December 31, 2025 include:
(1) Restructuring expenses related to organizational changes
(2) Depreciation and amortization associated with purchase price accounting
(3) Gain on sale of asset
(4) Loss on investment revaluation of Ceribell, Inc. and impairment of investment without readily determinable fair value
(5) Non-cash interest expense on the 2025 and 2029 Notes and Revolving Credit Facility, mark-to-market adjustments for the 2025 and 2029 Notes embedded and capped call derivatives, interest expense on the Term Facilities, loss on debt extinguishment, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
(6) Remeasurement of contingent consideration related to the ImThera acquisition
(7) SNIA environmental liability, legal expenses primarily related to 3T Heater-Cooler defense, 3T Heater-Cooler litigation provision, MDR costs, Saluggia site remediation provision, cybersecurity incident costs net of insurance reimbursement, and R&D tax incentive
(8) Non-cash expenses associated with share-based compensation costs
(9) The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(10) The denominator used to calculate the impact of non-GAAP adjustments on a per share basis and adjusted diluted earnings per common share includes dilution from LivaNova's share-based compensation awards that was excluded from the calculation of GAAP diluted net loss per common share because the effect would have been anti-dilutive. See the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share, at the end of this news release.
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Non-GAAP Adjustments
Year Ended December 31, 2024	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Investment Related Items (3)	Financing Related Items (4)	Contingent Consideration (5)	Certain Legal & Regulatory Costs (6)	Share-based Compensation Costs (7)	Certain Tax Adjustments (8)	Adjusted Financial Measures
Cost of sales	$400.0	$—	($6.8)	$—	$—	($1.3)	$0.7	($1.2)	$—	$391.4
Gross profit percent	68.1%	—%	0.5%	—%	—%	0.1%	(0.1)%	0.1%	—%	68.8%
Selling, general, and administrative	508.9	—	(10.5)	—	—	—	(20.4)	(26.3)	—	451.7
Selling, general, and administrative as a percent of net revenue	40.6%	—%	(0.8)%	—%	—%	—%	(1.6)%	(2.1)%	—%	36.0%
Research and development	182.5	—	0.2	—	—	(2.0)	(3.1)	(6.4)	—	171.2
Research and development as a percent of net revenue	14.6%	—%	—%	—%	—%	(0.2)%	(0.2)%	(0.5)%	—%	13.7%
Other operating expense	33.0	(13.4)	—	—	—	—	(19.7)	—	—	—
Operating income	129.1	13.4	17.1	—	—	3.3	42.4	33.9	—	239.2
Operating margin percent	10.3%	1.1%	1.4%	—%	—%	0.3%	3.4%	2.7%	—%	19.1%
Net income	63.2	13.4	17.1	(1.5)	36.4	3.3	42.4	33.9	(24.0)	184.3
Net income as a percent of net revenue	5.0%	1.1%	1.4%	(0.1)%	2.9%	0.3%	3.4%	2.7%	(1.9)%	14.7%
Diluted EPS	$1.16	$0.24	$0.31	($0.03)	$0.67	$0.06	$0.78	$0.62	($0.44)	$3.38

GAAP results for the year ended December 31, 2024 include:
(1) Restructuring expenses related to organizational changes
(2) Depreciation and amortization associated with purchase price accounting
(3) Gain on investment revaluation of Ceribell, Inc. and impairment of investment in ShiraTronics, Inc.
(4) Loss on debt extinguishment, mark-to-market adjustments for the 2025 and 2029 Notes embedded and capped call derivatives, interest expense on the Term Facilities, non-cash interest expense on the 2025 and 2029 Notes and Revolving Credit Facility, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
(5) Remeasurement of contingent consideration related to ImThera acquisition
(6) 3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, cybersecurity incident costs net of insurance reimbursement, MDR costs, and costs related to the SNIA matter
(7) Non-cash expenses associated with share-based compensation costs
(8) The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
•    Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	December 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$635.6	$428.9
Restricted cash	—	294.7
Accounts receivable, net of allowance	216.0	193.2
Inventories	164.7	147.6
Prepaid and refundable taxes	48.6	30.5
Prepaid expenses and other current assets	36.8	32.4
Total Current Assets	1,101.6	1,127.2
Property, plant, and equipment, net	242.6	170.3
Goodwill	792.8	750.0
Intangible assets, net	230.0	237.3
Operating lease assets	55.5	46.8
Investments	20.3	25.1
Deferred tax assets	111.0	111.9
Long-term derivative assets	36.6	23.7
Other assets	15.7	14.1
Total Assets	$2,606.1	$2,506.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current debt obligations	$31.5	$78.0
Accounts payable	97.2	69.7
Accrued liabilities and other	94.6	118.5
SNIA environmental liability	396.2	—
Current contingent consideration	50.0	—
Current litigation provision liability	12.6	12.9
Taxes payable	33.1	32.5
Accrued employee compensation and related benefits	92.9	80.5
Total Current Liabilities	808.1	392.1
Long-term debt obligations	345.2	549.6
Long-term contingent consideration	42.0	84.2
Deferred tax liabilities	9.6	10.9
Long-term operating lease liabilities	48.3	40.1
Long-term employee compensation and related benefits	13.6	12.8
Long-term derivative liabilities	83.9	51.8
Other long-term liabilities	55.4	44.5
Total Liabilities	1,406.1	1,186.1
Total Shareholders’ Equity	1,200.0	1,320.3
Total Liabilities and Shareholders’ Equity	$2,606.1	$2,506.4
•    Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Year Ended December 31,
	2025	2024
Operating Activities:
Net (loss) income	($242.5)	$63.2
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Share-based compensation	36.3	33.9
Depreciation	28.6	25.1
Amortization of debt issuance costs	23.1	21.6
Amortization	17.7	17.2
Amortization of operating lease assets	13.4	8.8
Remeasurement of contingent consideration to fair value	7.9	3.3
Remeasurement of derivative instruments, net	(6.9)	(25.3)
Gain on sale of asset	(4.1)	—
Loss (gain) on investment revaluation - Ceribell, Inc.	3.6	(7.1)
Loss on debt extinguishment	2.7	25.5
Deferred income tax expense	0.5	6.8
Impairment of investments	1.1	5.8
Other	3.2	3.0
Changes in operating assets and liabilities:
Accounts receivable, net	(10.7)	11.1
Inventories	(5.3)	(6.8)
Other current and non-current assets	38.5	(1.6)
Accounts payable and accrued current and non-current liabilities	(13.4)	(14.5)
Taxes payable	(3.6)	10.9
SNIA environmental liability	365.6	—
Litigation provision liability	(1.1)	2.3
Net cash provided by operating activities	254.3	183.0
Investing Activities:
Purchases of property, plant, and equipment	(81.1)	(47.1)
Proceeds from sale of investment	6.5	—
Proceeds from asset sales	7.3	0.1
Purchases of investments	(5.7)	(1.1)
Net cash used in investing activities	(72.9)	(48.2)
Financing Activities:
Repayment of long-term debt obligations	(280.9)	(247.5)
Shares repurchased from employees for minimum tax withholding	(4.4)	(8.4)
Proceeds from exercise of stock options	—	6.3
Proceeds from long-term debt obligations	—	335.5
Payment of debt extinguishment costs	—	(39.0)
Purchase of capped calls	—	(31.6)
Proceeds from unwind of capped calls	—	22.5
Payment of contingent consideration	—	(13.8)
Payment of debt issuance costs	—	(5.9)
Other	(0.3)	0.4
Net cash (used in) provided by financing activities	(285.7)	18.6
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	16.2	(7.7)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(88.0)	145.7
Cash, cash equivalents, and restricted cash at beginning of period	723.6	577.9
Cash, cash equivalents, and restricted cash at end of period	$635.6	$723.6
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended December 31,
	2025			2024
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
Income before income tax	$27.6	$—	$63.0	$56.5	$—	$55.1
Income tax (benefit) expense	(3.3)	18.6	15.3	0.6	10.3	10.9
Net income	$30.9	($18.6)	$47.7	$55.9	($10.3)	$44.2
Income tax rate	(11.9)%		24.3%	1.0%		19.8%

	Year Ended December 31,
	2025			2024
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
(Loss) income before income tax	($220.8)	$—	$279.0	$88.3	$—	$233.4
Income tax expense	21.6	42.7	64.3	25.1	24.0	49.0
Net (loss) income	($242.5)	($42.7)	$214.6	$63.2	($24.0)	$184.3
Income tax rate	(9.8)%		23.1%	28.4%		21.0%
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended December 31,		% Change	Constant-Currency % Change
	2025	2024
GAAP net revenue	$360.9	$321.8	12.1%	9.5%
Less: ACS (1)	—	0.1	(100.0)%	100.0%
Organic net revenue	$360.9	$321.7	N/A	9.5%

	Year Ended December 31,		% Change	Constant-Currency % Change
	2025	2024
GAAP net revenue	$1,388.1	$1,253.4	10.7%	9.7%
Less: ACS (1)	—	11.6	(100.0)%	100.0%
Organic net revenue	$1,388.1	$1,241.8	N/A	10.7%
(1)Includes net revenue from the Company's former ACS reportable segment.
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended December 31, 2025	Year Ended December 31, 2025
Net cash provided by operating activities	$82.4	$254.3
Less: Purchases of plant, property, and equipment	(32.2)	(81.1)
Less: Cybersecurity incident insurance proceeds	(0.6)	(1.7)
Less: Dividends received from investments	—	(0.6)
Add: 3T Heater-Cooler litigation payments	3.9	5.8
Add: SNIA financing and other costs	—	6.5
Adjusted free cash flow	$53.5	$183.3
•    Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share:

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
Year Ended December 31, 2025
GAAP diluted weighted average shares outstanding	54.5
Add: Effects of share-based compensation instruments	0.5
Adjusted diluted weighted average shares outstanding	55.0

•    Numbers may not add precisely due to rounding.